SENSATA TECHNOLOGIES ANNOUNCES PRICING OF $400 MILLION SENIOR NOTES DUE 2024 AND $600 MILLION TERM LOAN B
ALMELO, the Netherlands – October 8, 2014 - Sensata Technologies Holding N.V. (NYSE: ST) announced today that its indirect, wholly‑owned subsidiary, Sensata Technologies B.V. (the "Issuer" or “Sensata”), has priced:

•	an offering of $400 million aggregate principal amount of 5.625% senior notes due 2024 (the “Notes”); and

•	$600 million aggregate principal amount of floating rate Term Loan B (the “Incremental Term Loans”).
The Notes will be issued at par and are being offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior unsecured basis by the Issuer's subsidiaries that guarantee the Issuer's senior secured credit facilities. The Notes and the related guarantees will be the Issuer’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment to all existing and future senior indebtedness of the Issuer or the guarantors, including the Issuer’s existing 6.5% senior notes due 2019 and the 4.875% senior notes due 2023.
The Incremental Term Loans will be issued at 99.25% of par and are being incurred under the Issuer’s existing senior secured credit facilities. The Incremental Term Loans will bear interest at variable rates which includes a LIBOR index rate (subject to a floor of 75 basis points) plus 275 basis points.
Sensata intends to use the net proceeds from the Incremental Term Loans and the offering of the Notes, together with cash on hand, to fund the previously announced acquisition of all of the outstanding equity interests of the parent of various holding and operating companies comprising the business of Schrader International, Inc.
The Notes and the related guarantees will be offered only to persons reasonably believed to be "qualified institutional buyers" in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.
This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.
About Sensata Technologies Holding N.V.
Sensata Technologies Holding N.V. is one of the world's leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in twelve countries. Sensata's products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata's website at www.sensata.com.

Safe Harbor Statement
Statements in this release which are not historical facts, such as those that may be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would," and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, the consummation of the offerings by Sensata. Detailed information about some of the other known risks is included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:	News Media:
Jacob Sayer	Linda Megathlin
(508) 236-3800	(508) 236-1761
jsayer@sensata.com	lmegathlin@sensata.com